                                                                 Exhibit 10.4




                             AMENDMENT NO. 4 TO
               AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         AMENDMENT dated as of April 30, 1999 by and among Lodestar Energy, Inc., a Delaware corporation ("Borrower"), Lodestar Holdings, Inc., a Delaware corporation ("Guarantor"), the financial institutions from time to time parties to the Loan Agreement (as hereinafter defined) as lenders (individually, a "Lender" and collectively, the "Lenders"), Congress Financial Corporation, a Delaware corporation, in its capacity as administrative agent and collateral agent for the Lenders (in such capacity, the "Agent") and The CIT Group/Business Credit, Inc., a New York corporation, in its capacity as co-agent for Lenders (in such capacity, the "Co-Agent").


                             W I T N E S S E T H

         WHEREAS, Agent, Co-Agent, Lenders, Borrower and Guarantor have entered into financing arrangements pursuant to which Lenders, or Agent on behalf of Lenders, have made and may make loans and advances and provide other financial accommodations to Borrower as set forth in the Amended and Restated Loan and Security Agreement, dated May 15, 1998, by and among Agent, Co-Agent, Lenders, Borrower and Guarantor, as amended pursuant to Amendment No. 1 to Amended and Restated Loan and Security Agreement, dated October 22, 1998, Amendment No. 2 to Amended and Restated Loan and Security Agreement, dated December 21, 1998 and Amendment No. 3 to Amended and Restated Loan and Security Agreement, dated January 15, 1999 (as amended by this Amendment and as the same may be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and the agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto (collectively, together with the Loan Agreement, the "Financing Agreements");

         WHEREAS, Borrower has requested that Lenders and Agent agree to an amendment to the Loan Agreement;

         NOW, THEREFORE, in consideration of the mutual conditions and agreements and covenants set forth herein, and for other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. INTERPRETATION. For purposes of this Amendment, all terms used herein, including but not limited to, those terms used and/or defined in the recitals hereto shall have the respective meanings assigned thereto in the Loan Agreement.

         2.   AMENDMENT.

         2.1  RESTRICTED PAYMENTS.

              (a) Section 7.7(b)(iii)(C) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

         "    (C) as of the date of any such payments and after giving effect thereto, the aggregate amount of all such payments made subsequent to the date hereof shall not exceed the amount equal to fifty (50%) percent of: (1) the cumulative Consolidated Net Income of Borrower (or if cumulative Consolidated Net Income shall be a loss, minus one hundred (100%) percent of such loss) earned subsequent to the date hereof and prior to the date the payment occurs (treating such period as a single accounting period) minus (2) all payments made to Guarantor by Borrower pursuant to Section 7.7(b)(x) below for federal, state and local income taxes based on the taxable income of the immediately preceding fiscal year, and"

                  (b) Section 7.7(b)(ix) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

         "    (ix) Borrower may make payments to Guarantor or to Renco Group or an affiliate of Renco Group on behalf of Guarantor, itself and its Subsidiaries pursuant to the tax sharing agreement between Guarantor, Borrower and its Subsidiaries and Renco Group (as in effect on the date hereof); provided, that, (A) Borrower, Guarantor and their Subsidiaries are included in the consolidated federal income tax return filed by Renco Group as to which Borrower is making such payments for the 1998 tax year or any prior year, or for any taxable period during which Borrower, Guarantor and their Subsidiaries join with Renco Group or an affiliate of Renco Group in filing any combined or consolidated (or similar) state or local income tax return for a jurisdiction which does not recognize Borrower, Guarantor and their Subsidiaries as a QSSS (as defined in Section 7.7(b)(x) hereof), (B) the payments in any year shall not exceed the tax liability that Borrower would have been liable for if Borrower had filed its tax returns on a stand-alone basis except that Borrower will not have the benefit of any of its tax loss carry forwards and any intercompany items shall, for tax liability purposes, be recorded on a cash basis rather than on an accrual basis, and
         (C) such payments shall be made by Borrower no earlier than five
         (5) days prior to the date on which Renco Group or an affiliate of the Renco Group is required to make its payments to the Internal Revenue Service or a state or local jurisdiction described in
         Section 7.7(b)(ix)(A) hereof; and"

              (c) The following is hereby added as a new Section 7.7(b)(x) to the Loan Agreement:

         "    (x) With respect to any year that Borrower, Guarantor and their
         Subsidiaries have effectively been designated as a qualified Subchapter S subsidiary company ("QSSS") under the Code, Borrower may pay cash dividends to Guarantor, from legally available funds therefor, to the extent taxable income of Borrower is required to be included in the taxable income shown by Renco Group as reported in its subchapter S tax returns ("Form 1120S"), subject to the following:

              (A) Such cash dividends shall be with respect to any such period, in an amount up to the product of (1) the taxable income of Borrower and its Subsidiaries for such period which is the basis for Renco Group being required to include such taxable income in its Form 1120S, as amended or modified or determined by audit, and the required estimated taxable income related thereto and the comparable state and local taxable income reports and estimated taxable income, multiplied by (2) the corporate Federal, State and local tax rates, whether calculated on regular taxable income or alternative minimum taxable income, as applicable, in effect for the taxable period applicable to Borrower and its Subsidiaries using the rates that would be applicable if Borrower was not a QSSS and calculated in accordance with the tax sharing arrangement by and among Guarantor, Borrower and its Subsidiaries and Renco Group (as in effect on the date hereof),

             (B) Borrower may pay such cash dividends to Guarantor with respect to any such period so long as (1) in such period, Borrower, Guarantor and their Subsidiaries are effectively designated a QSSS,
         (2) the product of the taxable income of Borrower and its Subsidiaries for such period multiplied by the applicable tax rates as described above shall be reduced by any applicable tax credits or deductions calculated in accordance with the tax sharing arrangement by and among Guarantor, Borrower and its Subsidiaries and Renco Group (as in effect on the date hereof) available to Borrower and its Subsidiaries which would reduce the amount of the income taxes payable by Borrower and its Subsidiaries, (3) any such dividends shall be paid no more than five (5) days prior to the date that Renco Group's shareholders are required to make payment of the taxes based on the taxable income of Borrower and its Subsidiaries,
         (4) not less than five (5) days prior to the payment of any such dividends, Agent shall have received a certificate signed by the chief financial officer of Borrower, in form and substance satisfactory to Agent, stating the calculation of the amount which is the basis for tax distributions permitted hereunder through such period (if any) and providing full information and computations with respect thereto and (5) such dividend shall not be in violation of applicable law or any other agreement to which Borrower is a party or by which Borrower or its assets are bound, and

              (C) In no event shall dividends be paid to Guarantor based on taxable income of Borrower and its Subsidiaries for jurisdictions which do not recognize Borrower and its

         Subsidiaries as a QSSS and where (1) Borrower and its Subsidiaries are required to file and pay their individual taxes, and (2) where Renco Group is not required to pay, or by virtue of a consolidated (or similar) return does not make payments in respect of, the tax liabilities of the Borrower or any of its Subsidiaries in such jurisdictions;"

         2.2 CONSOLIDATED NET WORTH. Sections 7.10(b), (c) and (d) of the Loan Agreement are hereby deleted in their entirety and the following substituted therefor:


         "(b) On and after October 30, 1998        ($56,000,000)
              and all times thereafter"


         3. REPRESENTATIONS, WARRANTIES AND COVENANTS. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrower to Lenders and Agent pursuant to the other Financing Agreements, Borrower hereby represents, warrants and covenants with and to Lenders and Agent as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

         3.1 NO DEFAULT. No Event of Default exists on the date of this Amendment (after giving effect to the Amendment to the Loan Agreement made by the Amendment).

         3.2 CORPORATE POWER AND AUTHORITY. This Amendment has been duly executed and delivered by Borrower and is in full force and effect as of the date hereof and the agreements and obligations of Borrower contained herein constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

         4. FEE. In consideration of the Amendment set forth herein, Borrower shall on the date hereof, pay to Lenders, and Lenders may, at their option, charge the account of Borrower maintained by Lenders, a fee in the amount of $25,000, which fee is fully earned and payable as of the date hereof and shall constitute part of the Obligations.

         5. EFFECT OF THIS AMENDMENT. Except as modified pursuant hereto, no other waivers, changes or modifications to the Financing Agreements are intended or implied, and in all other respects, the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control.

         6. FURTHER ASSURANCES. The parties hereto shall execute and deliver such additional documents and take such additional actions as may be necessary to effectuate the provisions and purposes of this Amendment.

         7. GOVERNING LAW. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York.

         8. BINDING EFFECT. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. Any acknowledgment or consent contained herein shall not be construed to constitute a consent to any other or further action by Borrower or to entitle Borrower to any other consent. The Loan Agreement and this Amendment shall be read and construed as one agreement.

         9. COUNTERPARTS. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties thereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the date and year first above written.

                                           Very truly yours,

                                           LODESTAR ENERGY, INC.

                                           By:  /s/ Roger Fay
                                               --------------------------------
                                           Title:  Vice President
                                                  -----------------------------


                                           LODESTAR HOLDINGS, INC.

                                           By:  /s/ Roger Fay
                                               --------------------------------
                                           Title:  Vice President
                                                  -----------------------------


AGENT:

CONGRESS FINANCIAL CORPORATION, for
itself and as Agent

By:  /s/ Lawrence S. Forte
    ------------------------------------
Title:  First Vice President
       ---------------------------------


THE CIT GROUP/BUSINESS CREDIT, INC., for itself and as Agent

By:  /s/ Christopher Hill
    ------------------------------------
Title:  Assistant Vice President
       ---------------------------------